Calculation of Filing Fee Tables
S-3
BATTALION OIL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(o)	2,727,273	$ 11.87	$ 32,372,730.51	0.0001381	$ 4,470.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 32,372,730.51		$ 4,470.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 4,470.67
			Net Fee Due:						$ 0.00
Offering Note
[1]	The shares of Common Stock, par value $0.0001 per share ("Common Stock") will be offered for resale by the selling securityholder pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional number of shares of Common Stock issuable upon share splits, share dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement. This registration statement registers the resale of 2,727,273 shares of Common Stock, which consists of up to (i) 1,800,000 shares of Common Stock and (ii) 927,273 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of Common Stock by the selling securityholder. Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the Registrant's shares of Common Stock as reported by the NYSE American on March 20, 2026. As set forth in Table 2 below, the registrant previously paid $18,540 in registration fees in connection with the $200,000,000 of securities previously registered under the Registrant's registration statement on Form S-3 (File No. 333-263707) (the "Prior S-3"), which was initially filed with the U.S. Securities and Exchange Commission (the "Commission") on March 18, 2022, and declared effective by the Commission on May 19, 2022. The Prior S-3 was withdrawn on March 24, 2023. Of the $200,000,000 of securities registered on the Prior S-3, $200,000,000 of the securities remained unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $4,470.67, which represents a portion of the registration fee relating to the unsold securities (which totals $18,540) previously paid in connection with the Prior S-3. Accordingly, no registration fee is due upon the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Battalion Oil Corp	S-3	333-263707	03/18/2022		$ 4,470.67	Equity	Unallocated (Universal Shelf)	200,000,000
Fee Offset Sources		Battalion Oil Corp	S-3	333-263707		03/18/2022						$ 4,470.67
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously paid $18,540 in registration fees in connection with the $200,000,000 of securities previously registered under the Registrant's Prior S-3, which was initially filed with the Commission on March 18, 2022, and declared effective by the Commission on May 19, 2022. The Prior S-3 was withdrawn on March 24, 2023. Of the $200,000,000 of securities registered on the Prior S 3, $200,000,000 of the securities remained unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $4,470.67, which represents a portion of the registration fee relating to the unsold securities (which totals $18,540) previously paid in connection with the Prior S-3. Accordingly, no registration fee is due upon the filing of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date